Exhibit 10.1

DIRECTOR’S INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of ______________, _______ between V2X, Inc., an Indiana corporation (the “Corporation”), and _______________________ (the “Indemnitee”).

WITNESSETH THAT:

WHEREAS, it is in the Corporation’s best interest to attract and retain capable directors;

WHEREAS, both the Corporation and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public corporations in today’s environment;

WHEREAS, it is now and has always been the policy of the Corporation to indemnify the members of its Board of Directors so as to provide them with the maximum possible protection available in accordance with applicable law;

WHEREAS, Article 4 of the Corporation’s By-laws (“By-laws”) and applicable law expressly recognize that the right of indemnification provided therein shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled; and

WHEREAS, the Corporation’s By-laws, its Articles of Incorporation (“Articles of Incorporation”) and applicable law permit contracts between the Corporation and the members of its Board of Directors covering indemnification.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Indemnity. In consideration of the Indemnitee’s agreement to serve or continue to serve as a Director of the Corporation, or, at the request of the Corporation, as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, and including, without limitation, any employee benefit plan (a “Designated Director”), if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed investigation, claim, action, suit, arbitration, alternate dispute resolution mechanism or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative (including, without limitation, any internal corporate investigation), whether formal or informal, and including all appeals thereto (a “Proceeding”), the Corporation hereby agrees to hold the Indemnitee harmless and to indemnify the Indemnitee to the fullest extent now or hereafter permitted by applicable law from and against any and all expenses (which term shall be broadly construed and include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs) (“Expenses”)), judgments, fines, amounts paid in settlement (with such judgments, fines or amounts including, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan), liabilities or losses actually and reasonably incurred by the Indemnitee by reason of the fact such person is or was a Director of the Corporation or a Designated Director, or by reason of any actual or alleged action or omission to act taken or omitted in any such capacity.

2.            Maintenance of Insurance; Subrogation; Other Rights of Recovery. (a) Subject only to the provisions of Section 2(c) hereof, the Corporation hereby agrees that, so long as the Indemnitee shall continue to serve as a Director of the Corporation, and thereafter so long as the Indemnitee shall be entitled to indemnification hereunder, the Corporation will provide insurance coverage comparable to that presently provided and at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Corporation under the Corporation’s Directors’ and Officers’ Liability Insurance policies (the “insurance policies”) in effect at the date hereof.

(b)            At the time the Corporation receives notice from Indemnitee, or is otherwise aware, of a Proceeding, the Corporation shall give prompt notice to the insurers in accordance with the procedures set forth in the insurance policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such insurance policy.

(c)            However, the Corporation shall not be required to maintain all or any of such insurance policies or comparable insurance coverage if, in the business judgment of the Board of Directors of the Corporation, (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance or (iii) such insurance is otherwise not reasonably available.

(d)            In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(e)            The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

3.            Additional Indemnity. Subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify the Indemnitee:

(a)            to the fullest extent provided under Article 4 of the Corporation’s By-laws as in effect at the date hereof; and

(b)            in the event the Corporation does not maintain in effect the insurance coverage provided under Section 2 hereof, to the fullest extent of the coverage which would otherwise have been provided for the benefit of the Indemnitee pursuant to the insurance policies in effect at the date hereof.

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4.            Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a)            except to the extent the aggregate of losses to be indemnified thereunder exceed the amount of such losses for which the Indemnitee is indemnified or insured pursuant to either Section 1 or 2 hereof;

(b)            in respect of any of the following as determined by a final judgment or other final adjudication:

(1)            remuneration paid to, or indemnification of, the Indemnitee that was or is prohibited by applicable law;

(2)            any transaction from which the Indemnitee derived an improper personal benefit;

(3)            any breach of the Indemnitee’s duty to act in good faith or if the Indemnitee did not (i) in the case of conduct in the Indemnitee’s official capacity with the Corporation, reasonably believe that his or her conduct was in the best interests of the Corporation, (ii) in all other cases, reasonably believe that his or her conduct was at least not opposed to the Corporation’s best interests or (iii) in the case of any criminal proceeding, have reasonable cause to believe that his or her conduct was lawful or had reasonable cause to believe that his or her conduct was unlawful; or

(4)            acts or omissions which involve intentional misconduct or a knowing violation of law by the Indemnitee.

5.            Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is a Director of the Corporation and shall continue thereafter so long as the Indemnitee may be made or threatened to be made a party to, or be otherwise involved in, as a witness or otherwise, any Proceeding, by reason of the fact that the Indemnitee was a Director of the Corporation or a Designated Director, or by reason of any action alleged to have been taken or omitted in any such capacity.

6.            Notification and Defense of Claim.

(a)            Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Secretary of the Corporation in writing of the commencement thereof and shall provide the Secretary with such documentation and information as is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification; but an omission to so promptly notify the Corporation will not relieve it from any liability which it may have to the Indemnitee (i) under this Agreement, except to the extent the Corporation is actually and materially prejudiced in its defense of such Proceeding or (ii) otherwise than under this Agreement, including, without limitation, its liability to indemnify the Indemnitee under the Corporation’s By-laws.

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(b)            With respect to any such Proceeding:

(1)            the Corporation shall be entitled to participate therein at its own expense;

(2)            except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume the defense thereof and approval by the Indemnitee of such counsel (which approval shall not be unreasonably withheld), the Corporation will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee for separate counsel in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of such counsel by the Indemnitee has been authorized by the Corporation, (ii) the Indemnitee shall have reasonably concluded (with written notice to the Corporation setting forth the basis for such conclusion) that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(3)            the Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty, obligation or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

(c)            Except as otherwise required by applicable law, the determination of the Indemnitee’s entitlement to indemnification shall be made pursuant to and in accordance with the procedures set forth in the By-Laws in effect as of the date hereof, or any such procedures that may be more favorable to the Indemnitee that are set forth in the By-Laws in effect on the date Indemnitee provides the Secretary notice of the request for indemnification.

(d)            The parties intend and agree that, to the extent permitted by applicable law, in connection with any determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person:

(1)            it will be presumed that Indemnitee is entitled to indemnification under this Agreement and the Corporation or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;

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(2)            the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful; and

(3)            Indemnitee will be deemed to have acted in good faith if Indemnitee relies upon the books and records of the Corporation, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the Corporation, or on the advice of the Corporation’s legal counsel or other advisors (including financial advisors and accountants) or on information or records given in reports made to the Corporation by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Corporation unless, in each case, Indemnitee has knowledge concerning the matter in question that makes such reliance unwarranted.

The provisions of this Section 6(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7.            Advancement and Repayment of Expenses. Upon receipt by the Corporation of a statement from the Indemnitee requesting advancement or repayment of any Expenses incurred in connection with any Proceeding involving the Indemnitee, all such Expenses shall be paid promptly (and in any event within twenty (20) days of receipt of such statement, which statement shall reasonably evidence the Expenses incurred or to be incurred) by the Corporation in advance of the final disposition of such Proceeding. The Indemnitee agrees that the Indemnitee will reimburse (without interest) the Corporation for all reasonable Expenses advanced, paid or incurred by the Corporation on behalf of the Indemnitee in respect of a claim against the Corporation under this Agreement in the event and only to the extent that it shall be ultimately and finally determined that the Indemnitee is not entitled to be indemnified by the Corporation for such Expenses under the provisions of applicable law, the Corporation’s Articles of Incorporation or By-laws, this Agreement or otherwise. The Corporation’s obligations to advance Expenses under this Section 7 shall not be subject to any conditions or requirements not contained in this Section.

8.            Nonexclusivity. The provisions for indemnification and advancement and reimbursement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the Corporation’s Articles of Incorporation or By-laws, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the Corporation’s Articles of Incorporation or By-laws or another agreement shall adversely affect the rights provided to Indemnitee under this Agreement. To the extent that a change in Indiana or other law, whether by statute or judicial decision, permits greater indemnification or payment than would be afforded currently under the Corporation’s Articles of Incorporation, By-laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

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9.            Enforcement. If a claim under this Agreement is not paid in full by the Corporation within ninety days after a written request has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be indemnified for all expenses actually and reasonably incurred by the Indemnitee in connection with the prosecution of such claim. Nothing in this Section 9 is intended to limit the Corporation’s obligations with respect to the advancement or repayment of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement.

10.            Severability. If any provision of this Agreement shall be held to be or shall, in fact, be invalid, inoperative or unenforceable as applied to any particular case or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable case or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect any other remaining part of this Agreement.

11.            Governing Law; Binding Effect; Amendment or Termination. (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana.

(b)            This Agreement shall be binding upon the Indemnitee and upon the Corporation and its successors and assigns, and shall inure to the benefit of the Indemnitee and his or her heirs, personal representatives, executors and administrators, and to the benefit of the Corporation and its successors and assigns.

(c)            This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement, except to the extent any such prior agreement may be more favorable to the Indemnitee than the provisions hereunder.

(d)            No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

V2X, Inc.

By:
	Name:	Kevin T. Boyle
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary

[Signature Page to Director's Indemnification Agreement]

Accepted and Acknowledged as of the date first written above:

By:
Name:

[Signature Page to Director's Indemnification Agreement]